Exhibit 10.2
SECURED PROMISSORY NOTE

U.S. $962,563.00	Dallas, Texas	August 14, 2006
     FOR VALUE RECEIVED, MIDLOTHIAN LONGBRANCH, L.P., a Texas limited partnership (“Borrower”) hereby makes and issues this Secured Promissory Note (this “Note”), and promises to pay to the order of UNITED DEVELOPMENT FUNDING III, L.P., a Delaware limited partnership (together with its successors and assigns, “Lender”) the principal sum of U.S. Nine Hundred Sixty-Two Thousand Five Hundred Sixty-Three and NO/100 ($962,563.00) or, if greater or less, the aggregate amount of all funds advanced to Borrower under this Note, together with accrued, unpaid interest thereon, and all other amounts due to Lender hereunder. Pars Investments, Inc., a Texas corporation (the “General Partner”) is executing this Note on behalf of Borrower in its capacity as the general partner of Borrower, as well as on its own behalf for certain purposes described herein. Centurion Acquisitions, L.P., a Texas limited partnership (“Centurion”) is executing this Note for certain purposes described herein. Lender, Borrower, Centurion and the General Partner hereby agree to the terms and conditions of this Note, as further set forth below.
     1. Certain Definitions. Certain capitalized terms which are defined in the text of this Note shall have the respective meanings given to such terms herein. The following capitalized terms shall have the following meanings:
     (a) “Accrued Interest Payments” shall mean payments equal to the amount of accrued interest on the outstanding principal balance of this Note, calculated at the applicable rate of interest provided herein, and payable as provided herein.
     (b) “Base Rate” shall mean the lesser of (i) fifteen percent (15%) accrued and compounded monthly, or (ii) the Highest Lawful Rate.
     (c) “Commitment” shall mean the aggregate amount of U.S. Seven Hundred Twenty-Five Thousand and NO/100 Dollars ($725,000.00).
     (d) “Commitment Advance” shall mean full or partial advance of the Commitment to Borrower pursuant to the terms hereof.
     (e) “Commitment Fee” shall mean a fee paid by Borrower to Lender or its assigns, in consideration Lender’s commitment to make the loan pursuant to this Note in the amount set forth in Section 2(c) of this Note.
     (f) “Deed of Trust” shall mean that certain Deed of Trust, Security Agreement, and Fixture Filing (Financing Statement) with Borrower as the grantor and with Lender as the grantee, covering the Borrower’s interests in the Property.
     (g) “Default Rate” shall mean the lesser of (i) eighteen percent (18%), accrued and compounded monthly, or (ii) the Highest Lawful Rate.

     (h) “Effective Date” shall mean August 14, 2006.
     (i) “Event of Default” shall have the meaning given to such term in Section 10 of this Note.
     (j) “Highest Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law, to the extent that it permits Lender to contract or charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all fees and expenses contracted for, charged, received, taken or reserved by Lender in connection with the transaction relating to this Note and the indebtedness evidenced hereby or by the other Loan Documents which are treated as interest under applicable law.
     (k) “Indemnity Agreement” shall mean that certain Environmental Indemnity Agreement to be executed by Borrower, Centurion, Pars and Mehrdad Moayedi in favor of Lender, dated as of the Effective Date.
     (l) “Interest Reserve” shall mean an aggregate of up to $200,000.00 (subject to increase pursuant to Section 3(a)) to be advanced by Lender hereunder and to be applied against Accrued Interest Payments, subject to the provisions of Section 4(b) of this Note.
     (m) “Interest Reserve Advance” means an advance under this Note in the amount of an Accrued Interest Payment pursuant to Section 4(b) of this Note.
     (n) “Lien” shall mean any lien, security interest, charge, tax lien, pledge, encumbrance, conditional sales or other title retention arrangement or any other interest in property designed to secure the repayment of indebtedness or the satisfaction of any other obligation, whether arising by agreement or under any statute or law, or otherwise.
     (o) “Loan Administration Fee” shall mean a fee charged by Lender in consideration of administrative costs and expenses incurred by Lender in connection with each Commitment Advance hereunder.
     (p) “Loan Documents” shall mean this Note, the Pledge Agreement, the Deed of Trust, the Indemnity Agreement, the error and omissions letter and all other documents, certificates, instruments, and agreements executed, entered into or delivered by Borrower, Centurion, the General Partner, or any of their respective affiliates in connection with the loan made pursuant to this Note, as each such document may be amended from time to time.
     (q) “Loan Expenses” shall mean all fees and expenses incurred by Lender in connection with the loan made pursuant to this Note and the preparation of this Note and the other Loan Documents, including, without limitation, attorneys fees, accountants fees, closing costs, due diligence costs and expenses, recording fees, courier and delivery fees, document preparation fees, wire transfer and bank fees, title company fees, and all other fees and costs incurred by Lender.
     (r) “Maturity Date” means February 14, 2008.
     (s) “Partnership Agreement” means the Agreement of Limited Partnership of Midlothian Longbranch, L.P., as it may be amended from time to time.
     (t) “Pledge Agreement” shall mean that certain Pledge Agreement executed by the Pledgors in favor of Lender dated as of the Effective Date, pursuant to which (i) Centurion and the General Partner pledge and grant to Lender, a security interest in their respective partnership interests in Borrower, and (ii) Mehrdad Moayedi pledges and grants to Lender, a security interest in all of the capital stock of the General Partner, as security for the prompt payment and performance of Borrower’s obligations to Lender under this Note, as such agreement may be amended from time to time.
     (u) “Pledgors” mean, collectively, Mehrdad Moayedi, Centurion and the General Partner.
     (v) “Property” shall mean that certain real property developed or to be developed into residential single family lots located in the City of Midlothian, Ellis County, Texas, commonly referred to “Meadows at Longbranch”, as further described on Exhibit “A” to the Deed of Trust.
     (w) “Senior Indebtedness” shall mean the amount of indebtedness owed to the Senior Lender that Lender has agreed in writing will have priority over the indebtedness evidenced by this Note.
     (x) “Senior Lender” shall mean, collectively, (i) Affiliated Bank, F.S.B., with respect to that certain Promissory Note executed by Borrower dated March 24, 2004 in the principal amount of $1,050,000.00, (ii) TexasBank, with respect to that certain Promissory Note executed by Borrower dated December 14, 2004 in the principal amount of $3,056,000.00, and (iii) any other bank, financial institution or other lender having made a loan to Borrower that has a senior position ahead of Lender with respect to the payment of Borrower indebtedness and/or the priority of security interests and/or Liens on the Property and any other collateral granted or pledged as security for the loan made pursuant to this Note; provided, that Lender has agreed in writing to be subordinate thereto.
     (y) “Ventures” means Midlothian Ventures, G.P., a Texas general partnership, which owns a 0.01% partnership interest in Borrower as of the Effective Date, which partnership interest shall be redeemed by Borrower with proceeds of this Note.

     2. Loan Expenses; Fees.
     (a) Loan Expenses. Upon Lender’s demand from time to time, Borrower shall pay Lender, the full amount of all Loan Expenses incurred by Lender.
     (b) Loan Administration Fee. In consideration of administrative costs and expenses incurred by Lender in connection with Commitment Advances, Borrower agrees to pay Lender a Loan Administration Fee at the time of each Commitment Advance equal to one-quarter percent (0.25%) of such Commitment Advance. The Loan Administration Fee with respect to each Commitment Advance made hereunder is fully earned by Lender at the time such Commitment Advance is funded and, if not otherwise paid, shall be funded by Lender at the time of the Commitment Advance and upon disbursement shall automatically constitute principal outstanding hereunder and cause a corresponding increase in the aggregate amount of Borrower’s obligations hereunder (even if such disbursement causes the aggregate amount outstanding hereunder to exceed the face amount of this Note).
     (c) Commitment Fee. In consideration of Lender’s commitment to make the loan pursuant to this Note, Borrower agrees to pay Lender a Commitment Fee equal to three percent (3.0%) of the sum of (i) Commitment, and (ii) the Interest Reserve (which Commitment Fee is equal to $27,750.00), which shall be due at the first closing hereof. Pursuant to Borrower’s request, the Commitment Fee shall be funded by Lender under this Note and upon disbursement shall automatically constitute principal outstanding hereunder and cause a corresponding increase in the aggregate outstanding amount of Borrower’s obligations hereunder.
     (d) Usury Savings Clause Applies. Borrower, Centurion, the General Partner and Lender agree that Lender has provided, and shall provide, separate and distinct consideration for the fees and expenses described in Sections 2(a), (b) and (c) above and/or that such fees and expenses represent bona fide fees and expenses incurred by Lender. Borrower, the General Partner, Centurion and Lender further agree that such fees and expenses are not, are not intended to be, and shall not be characterized as, interest or as compensation for the use, forbearance or detention of money. Despite the foregoing and notwithstanding anything else in this Note and the other Loan Documents to the contrary, if any fees or expenses charged or chargeable to Borrower hereunder are determined to constitute interest and such fees or expenses, when added to the interest charged hereunder, would cause the aggregate interest charged hereunder to exceed the Highest Lawful Rate, then Section 11 of this Note shall automatically apply to reduce the interest charged hereunder so as not to exceed the Highest Lawful Rate.
     (e) Assignment. The Loan Administration Fee and all Loan Expenses are assignable by the payee to any affiliate or third party.
     3. Closings; Commitment Advances; Borrowing Procedures; etc.

     (a) Closings; Commitment Advances. Subject to the terms and conditions of this Note, Lender agrees to make Commitment Advances to Borrower prior to the Maturity Date in an aggregate amount not to exceed the Commitment. The loan made pursuant to this Note shall be funded in two separate closings. At the first closing, which shall occur on or shortly after the Effective Date of this Note, (i) $425,000.00 of the Commitment shall be advanced to Borrower, to be applied towards the redemption by Borrower of the 0.01% partnership interest in Borrower owned by Ventures, and (ii) this Note and the Loan Documents (other than the Deed of Trust) shall be executed and delivered to Lender. At the second closing, which is anticipated to occur within thirty (30) days after the Effective Date, (i) the remaining $300,000.00 of the Commitment shall be advanced to Borrower, to be applied towards the redemption by Borrower of the 0.01% partnership interest in Borrower owned by Ventures, (ii) Borrower shall provide Lender with documentation and evidence satisfactory to Lender that Ventures’ partnership interest in Borrower is then being redeemed, and (iii) Borrower shall execute and deliver to Lender, the Deed of Trust and such other items as are then required to be delivered by Section 7 of this Note. Lender shall have no obligation to make any Commitment Advance hereunder to the extent such Commitment Advance would cause the aggregate principal amount of all outstanding Commitment Advances to exceed the Commitment. This Note is not a revolver and thus, the portion of the Commitment borrowed may not be repaid to Lender and subsequently reborrowed under this Note.
     (b) Procedure for Borrowing. Each Commitment Advance shall be made by Borrower’s delivery of a written request to Lender. Such notice must be received by Lender no less than five (5) business days prior to the date that is the requested funding date, and shall specify the amount of the Commitment Advance so requested, and the requested funding date.
     (c) Making of Commitment Advances. Subject to the terms and conditions of this Note, after receipt of a request for an Commitment Advance pursuant to Section 2(b), Lender shall make the amount of the requested Commitment Advance available to Borrower on the applicable funding date; provided, however, that Lender shall have no obligation to make any Commitment Advance unless each of the conditions precedent in Section 7 have been satisfied.
     (d) Discretionary Advances. Lender is authorized to make advances hereunder that Lender, in its sole discretion, deems necessary or desirable to pay any Loan Expense or other amount chargeable to Borrower pursuant to the terms of this Note or any other Loan Document (such advances made for the foregoing purposes are referred to herein as the “Discretionary Advances”). Each Discretionary Advance shall, upon disbursement, automatically constitute principal outstanding hereunder and cause a corresponding increase in the aggregate amount of Borrower’s obligations hereunder (even if such Discretionary Advance causes the aggregate amount outstanding hereunder to exceed the face amount of this Note). The making by Lender of any Discretionary Advance shall not cure any Event of Default hereunder, unless Lender provides Borrower with a written waiver of such Event of Default.

     (e) Face Amount of Note. The $962,563.00 face amount of the Note consists of the sum of (i) the Commitment ($725,000.00), plus (ii) the Interest Reserve $200,000.00), plus (iii) the Commitment Fee, ($27,750.00), plus (iv) an aggregate of $9,813.00 in anticipated Loan Expenses and Loan Administration Fees; provided, that if the full $9,813.00 is not used for Loan Expenses and Loan Administration Fees, then Lender shall increase the Interest Reserve by such unused amount.
     4. Interest; Payments.
     (a) Interest Rate. The outstanding principal amount of this Note shall bear interest on each day outstanding at the Base Rate in effect on such day, accrued and compounded monthly, unless the Default Rate shall apply. Upon the occurrence and during the continuation of an Event of Default, the outstanding principal amount of this Note shall, automatically and without the necessity of notice, bear interest from the date of such Event of Default at the Default Rate, accrued and compounded monthly, until all such delinquent amounts are paid or such breach or Event of Default is otherwise cured to the satisfaction of Lender or waived by Lender in writing.
     (b) Interest Payments; Interest Reserve Advances. Accrued Interest Payments shall be due and payable on the last day of each month for interest accrued during that month. Notwithstanding the foregoing sentence and subject to the other provisions hereof, on each date that an Accrued Interest Payment becomes due and payable hereunder, Lender shall make an Interest Reserve Advance hereunder in the amount of such Accrued Interest Payment, which shall be applied to the Accrued Interest Payment then due and payable, until the Interest Reserve has been fully exhausted. Subject to the other provisions of this Note, each time Lender funds an Interest Reserve Advance hereunder, (i) Borrower’s requirement to make the Accrued Interest Payment for such month shall be satisfied, (ii) the amount of remaining Interest Reserve shall be reduced by the amount of such Interest Reserve Advance, and (iii) such Interest Reserve Advance funded by Lender hereunder shall automatically become principal outstanding under this Note upon such funding. The Interest Reserve Advances may be funded by Lender even if such funding causes the outstanding principal balance of this Note to exceed its face amount. Notwithstanding anything else to the contrary contained herein, (i) if at any time an Event of Default has occurred and is continuing under this Note, Lender shall not be obligated to make any further Interest Reserve Advances, and thereafter, shall do so only in its sole discretion, unless and until the Event of Default is cured to Lender’s satisfaction as evidenced in writing, and (ii) in no event shall Lender be obligated to make any Interest Reserve Advance that would cause the aggregate amount of Interest Reserve Advances made hereunder to exceed the remaining Interest Reserve.
     (c) Payments. Subject to the other provisions of this Note:
     (i) Accrued Interest Payments shall be due and payable as provided in Section 4(b) of this Note;

     (ii) concurrently with the sale and closing of the Property, Borrower shall pay Lender the amount of full amount of such proceeds received by or due to Borrower from such sale, after payment to the Senior Lender of any amount due to the Senior Lender upon such sale under the terms of the loan documents evidencing the Senior Indebtedness; and
     (iii) the outstanding principal balance of this Note, together with all accrued, unpaid interest thereon, unpaid Loan Expenses and other unpaid amounts due hereunder, shall be due and payable on the Maturity Date.
     5. Terms and Conditions of Payment.
     (a) Application of Payments. Subject to the application of Interest Reserve Advances to Accrued Interest Payments as provided in Section 4(b) of this Note, all payments on this Note shall be applied first, to unpaid Loan Expenses due hereunder, next, to unpaid accrued interest, and last, to principal outstanding under this Note. Notwithstanding the foregoing sentence, if any Event of Default occurs and is existing under this Note or any other Loan Document, Lender shall have the right to apply payments toward amounts due under this Note as Lender determines in its sole discretion.
     (b) General. All amounts are payable to Lender in lawful money of the United States of America at the address for Lender provided in this Note, or at such other address as from time to time may be designated by Lender. Borrower will make each payment which it owes under this Note and the other Loan Documents to Lender in full and in lawful money of the United States, without set-off, deduction or counterclaim. Under no circumstance may Borrower offset any amount owed by Borrower to Lender under this Note with an amount owed by Lender to Borrower under any other arrangement. All payments shall be made by cashier’s check or wire transfer of immediately available funds. Should any such payment become due and payable on a day other than a business day, the date for such payment shall be extended to the next succeeding business day, and, in the case of a required payment of principal, interest or Loan Expenses or other amounts then due, interest shall accrue and be payable on such amount for the period of such extension. Each such payment must be received by Lender not later than 3:00 p.m., Dallas, Texas time on the date such payment becomes due and payable. Any payment received by Lender after such time will be deemed to have been made on the next succeeding business day.
     (c) Prepayment. Borrower may prepay this Note in whole or in part at any time and from time to time without incurring any prepayment fee or penalty; provided, that interest shall accrue on the portion of this Note so prepaid through the date of such prepayment.
     6. Loan Deliveries. At or prior to the closing of the loan made pursuant to this Note, Borrower shall deliver or cause to be delivered to Lender, the following items, each of which shall be satisfactory in form and substance to Lender:

     (a) this Note and each other Loan Document, duly executed by Borrower, the General Partner, Centurion and Mehrdad Moayedi, as applicable;
     (b) the most recent financial statements of Borrower, Centurion and the General Partner, in the form specified in Section 9(f), and accompanied by the certification required by Section 9(f);
     (c) a certified copy of the formation documents and all amendments thereto for each of Borrower, Centurion and the General Partner;
     (d) certificates of existence for Borrower and Centurion, and certificates of existence and good standing for the General Partner, issued by the appropriate state authorities;
     (e) resolutions of the board of directors of the General Partner authorizing Borrower’s, Centurion’s and the General Partner’s execution, delivery, and performance of this Note and the other Loan Documents, and the transactions contemplated hereby and thereby;
     (f) resolutions of the board of directors, managers, or other governing body which has authority to act on behalf of each Pledgor that is an entity, authorizing the execution, delivery and performance of the Pledge Agreement and the transactions contemplated thereby;
     (g) the written consent of the partners of Borrower authorizing the Pledge Agreement and the transactions contemplated thereby, including Lender’s remedies thereunder;
     (h) a certificate of Borrower’s and the General Partner’s general liability policies, and evidence of payment of the premium through at least one year;
     (i) a certificate (the “Officer’s Certificate”) executed by the Chief Executive Officer or President of the General Partner certifying that (i) no Event of Default has occurred and is continuing under this Note, (ii) all representations and warranties made by Borrower, Centurion and the General Partner, respectively, in this Note and the other Loan Documents are true and correct in all respects, and (iii) Borrower, Centurion and the General Partner have complied with and performed, in all respects, all covenants, conditions and agreements which are then required by this Note and the other Loan Documents to have been complied with or performed;
     (j) the Partnership Agreement and all amendments thereto in effect as of the Effective Date;
     (k) copies of the loan documents evidencing any Senior Indebtedness and all amendments thereto;

     (l) all written consents that are required with respect to the Note and the other Loan Documents and the transactions contemplated thereby, including, without limitation, the written consent of the Senior Lenders; and
     (m) such other and further documents, agreements and certificates as are reasonably required by Lender.
     7. Conditions Precedent to Commitment Advances. Borrower, Centurion and the General Partner agree that, notwithstanding anything to the contrary contained herein or in the other Loan Documents, Lender’s obligation to fund each Commitment Advance shall be conditioned upon the satisfaction of each of the following conditions, on and as of the funding date for the applicable Commitment Advance:
     (a) Borrower and the General Partner shall have executed and delivered to Lender, an Officer’s Certificate dated as of the funding date, and all matters certified in the Officer’s Certificate shall be true and correct in all respects;
     (b) the requested Commitment Advance, if made, would not cause the aggregate amount of all outstanding Commitment Advances to exceed the Commitment;
     (c) Borrower shall have obtained the consent of the Senior Lenders to Lender placing a Lien on the Property pursuant to the Deed of Trust; and
     (d) Borrower shall have complied with each other reasonable request of Lender made in connection with the Commitment Advance.
     8. Representations and Warranties. Each of Borrower, Centurion and the General Partner jointly and severally represents and warrants to Lender that:
     (a) Organization and Good Standing; Authorization. Each of Borrower, Centurion and the General Partner (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has full power and authority to own its properties, carry on its business and to perform the transactions contemplated by this Note and the other Loan Documents. All necessary partnership, limited liability company, partnership, member, partner and other actions required to be taken on behalf of the General Partner, Centurion and Borrower to approve this Note and the other Loan Documents and the transactions contemplated hereby and thereby, have been duly taken. Each of Borrower, Centurion and the General Partner is in compliance in all material respects with all laws applicable to it in each jurisdiction within and without outside the United States where it owns or leases any properties or conducts any business, except for any such non-compliance that would not have a material adverse effect, individually or in the aggregate, on their respective financial condition or operations.
     (b) Authority; Validity. Each of Borrower, Centurion and the General Partner has the power, authority and legal right to execute, deliver and perform its obligations under this Note and the other Loan Documents. The execution and delivery by Borrower, Centurion and the General Partner of this Note and the other Loan Documents, and the performance of their respective obligations thereunder, will not (i) violate the certificate of formation of Borrower, Centurion or the General Partner, the partnership agreement of Borrower or Centurion, or the General Partner’s bylaws, (ii) violate any law or result in a default under any contract, agreement, or instrument to which Borrower, Centurion or the General Partner is a party or by which Borrower, Centurion or the General Partner or any of their respective assets and properties are bound, or (iii) result in the creation or imposition of any Lien upon any of their respective assets. The Loan Documents constitute the legal, valid and binding obligations of Borrower, Centurion and the General Partner and are enforceable against Borrower, Centurion and the General Partner in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
     (c) Litigation. There is no pending order, notice, claim, litigation, proceeding or investigation against or affecting Borrower, Centurion or the General Partner or any of their respective assets or properties, whether or not covered by insurance, that could materially and adversely affect either the financial condition or business prospects or Borrower, Centurion or the General Partner, if adversely determined.
     (d) Indebtedness. Neither Borrower nor Centurion nor the General Partner has any material indebtedness of any nature, to the extent disclosed in the latest financial statements delivered to Lender or otherwise disclosed in writing to Lender and approved by Lender.
     (e) Environmental Liability. To the best of Borrower’s, Centurion’s and the General Partner’s knowledge, no hazardous substances or solid wastes have been disposed of or otherwise released on the Property, except as may have been otherwise disclosed to Lender in a Phase I environmental report delivered to Lender. The terms “hazardous substance” and release” shall have the meanings specified in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, (“CERCLA”), and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in the Resource Conservation and Recovery Act of 1976, as amended, (“RCRA”); provided, to the extent that the laws of the State of Texas establish a meaning for “hazardous substance”, “release”, “solid waste”, or “disposal” or “disposed”) that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.
     (f) Tax Liabilities. Each of Borrower, Centurion and the General Partner has filed all federal, state, county, local, and foreign tax returns and reports required to have been filed by them (or has obtained valid extensions with respect to such returns and reports), including but not limited to such returns and reports with respect to income, payroll, property, employee withholding, social security, unemployment, franchise, excise, use and sales taxes. Each of Borrower, Centurion and the General Partner has paid in full all taxes that have become due as reflected on all such returns and reports (including any interest and penalties) and has established adequate reserves for all taxes payable but not yet due. No governmental claim for additional taxes, interest, or penalties is pending or, to Borrower’s, Centurion’s and the General Partner’s knowledge, threatened against the Property, or against Borrower, Centurion or the General Partner or any of their respective properties or assets.
     9. Covenants. Each of Borrower, Centurion and the General Partner jointly and severally covenants and agrees with Lender that it will comply with each of the following covenants below:
     (a) Payment; Performance. Borrower shall promptly pay all amounts due and owing to Lender under this Note. Borrower, Centurion and the General Partner shall timely perform and comply with each agreement and covenant made under this Note and the other Loan Documents.
     (b) Use of Proceeds. The proceeds of this Note shall be used solely to redeem the 0.01% partnership interest in Borrower owned by Ventures, and such other business purposes as are approved by Lender. In no event shall the proceeds of this Note be used, directly or indirectly, by any person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System).
     (c) Other Loans. Except for Senior Indebtedness existing as of the Effective Date, Borrower shall not enter into any promissory note, loan documents, or other agreement for borrowed money without the prior written consent of Lender, including, without limitation, any loan documents evidencing Senior Indebtedness. Unless otherwise agreed by Lender in writing, all loan documents evidencing any Senior Indebtedness entered into after the Effective Date shall provide that (i) the Senior Lender shall give Lender written notice of any default or event of default occurring under the loan documents evidencing the Senior Indebtedness, and (ii) upon any default by Borrower, Lender shall have the right, but not the obligation, to cure Borrower’s default thereunder and to purchase the loan and the loan documents evidencing the Senior Indebtedness from the Senior Lender.
     (d) Termination of Existence. Nether Borrower nor Centurion nor the General Partner shall cause, or enter into any agreement to cause, the dissolution or termination of the existence of Borrower, Centurion or the General Partner or the merger, consolidation, or reorganization of Borrower, Centurion or the General Partner with or into any other entity, whether or not such person would be the surviving entity.
     (e) Notice of Certain Events. Borrower, Centurion and the General Partner shall promptly notify Lender in writing of the occurrence of any event or series of events of which Borrower, Centurion or the General Partner have actual knowledge causing, or that could be expected to cause or has caused (i) a material adverse effect on the operations or financial condition of Borrower, Centurion or the General Partner, (ii) the occurrence of any Event of Default (without giving effect to any cure period applicable thereto), or (iii) any default by Borrower, Centurion or the General Partner or the acceleration of the maturity of any indebtedness owed by Borrower, Centurion or the General Partner under the Senior Indebtedness or any indenture, mortgage, agreement, promissory note, contract or other instrument to which Borrower, Centurion or the General Partner is a party or by which any material asset or property of Borrower, Centurion or the General Partner is bound. In addition, each of Borrower, Centurion and the General Partner agrees to notify Lender in writing at least twenty (20) business days prior to the date that it changes its name, address, the location of its chief executive office or principal place of business, and the place where it keeps its books and records.
     (f) Financial Statements. Borrower, Centurion and the General Partner shall deliver to Lender, the following financial statements: (i) within sixty (60) days after the end of each fiscal quarter, the unaudited financial statements of Borrower, Centurion and the General Partner, prepared in accordance with GAAP and combined or consolidated as appropriate, including all notes related thereto; and (ii) within one hundred twenty (120) days after the end of each fiscal year, the unaudited financial statements of Borrower, Centurion and the General Partner, prepared in accordance with GAAP and combined or consolidated as appropriate, including all notes related thereto. All financial statements provided to Lender shall be certified as to accuracy and completeness by an officer of the General Partner.
     (g) Taxes. Borrower, Centurion and the General Partner shall pay all federal, state and local taxes levied against them and their respective properties and assets as they become due and payable and before the same become delinquent. Borrower, Centurion and the General Partner shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of any property subject thereto, (ii) Borrower, Centurion and the General Partner have notified Lender of their intent to contest such taxes, and (iii) adequate reserves for the liability associated with such tax have been established in accordance with GAAP. Borrower, Centurion and the General Partner shall furnish to Lender evidence that all such taxes are paid at least five (5) days prior to the last date for payment of such taxes.
     (h) Certain Liens. Borrower shall not create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or an income or profits therefrom, except for (i) Liens in favor of Lender, (ii) Liens in favor of the Senior Lender that secure Senior Indebtedness, (iii) Liens in favor of United Development Funding, L.P., a Nevada limited partnership, and (iv) other Liens approved by Lender’s prior written consent.
     (i) Indebtedness. Borrower shall not incur any indebtedness for borrowed money, other than Senior Indebtedness, the loan made pursuant to this Note or as otherwise approved by Lender’s prior written consent.

     (j) Distributions. At any time when any amounts are due to Lender hereunder, Borrower shall not declare, pay, make, or authorize any distributions, whether in cash or in property, to its partners. Subject to Borrower’s timely fulfillment of its payment obligations under Senior Indebtedness, all cash distributed to Centurion or the General Partner from Borrower shall be applied to repayment of this Note, until it is repaid in full.
     (k) Partnership Documents. Borrower, Centurion and the General Partner shall, promptly upon receipt, furnish to Lender, all of the following documents:
     (i) all financial statements, pro formas, projections, budgets, capital expenditure and expense reports, and other financial information, and all information related to the operations of Borrower;
     (ii) minutes of the meetings of the General Partner acting in its capacity as the general partner of Borrower, and all written consents of the General Partner acting in its capacity as the general partner of Borrower;
     (iii) all loan documents evidencing indebtedness for borrowed money of Borrower, and all amendments thereto;
     (iv) the title commitment for the Property, the title exception documents and, upon issuance, the title policy for the Property;
     (v) all due diligence documents related to the Property, including, without limitation, a Phase I Environmental Report, survey, plat, appraisal, and engineering due diligence report, land use, zoning, subdivision, grading, municipal district, environmental, and other governmental permits, approvals, authorizations and maps necessary to develop the Property in compliance with applicable Governmental Regulations;
     (vi) certificates of general liability and hazard insurance for Borrower and builder’s liability insurance covering the Property;
     (vii) all project updates, development reports, sales reports, budgets, pro formas, and similar information with respect to the Property.
     (l) Audit. Borrower, Centurion and the General Partner shall permit Lender and its employees, representatives, auditors, collateral verification agents, attorneys and accountants (collectively, the “Lender Representatives”), at any time and from time to time, at their expense, to (i) audit all books and records related to Borrower, Centurion or the General Partner and their respective properties and assets, and (ii) visit and inspect any of their respective offices and assets and properties and to inspect and make copies of all books and records, and to write down and record any information the Lender Representatives obtain. Each of Borrower, Centurion and the General Partner agrees to cooperate fully in connection with such audits and inspections.

     (m) Assignments. Neither Borrower nor Centurion nor the General Partner shall assign, transfer or convey, any partnership interest, capital stock, or other equity interest in any partnership, corporation, limited liability company, or other entity, the equity interests of which are pledged under the Pledge Agreement.
     (n) Insurance. Borrower, Centurion and the General Partner shall, at all times, maintain or cause to be maintained, hazard insurance on the Property with coverage amounts that are normal and customary for similarly-situated entities engaged in similar businesses. Each such hazard insurance policy shall provide that Lender be given at least thirty (30) days written notice as a condition precedent to any cancellation thereof or material change therein. Borrower, Centurion and the General Partner shall obtain or cause to be obtained, an endorsement to each such policy naming Lender as an additional insured to each such policy, and provide Lender annually with the insurance certificate, evidencing such coverage, the endorsement of each such policy to Lender, and evidence of payment of the premium for each such policy.
     (o) Operation of Business. Each of Borrower, Centurion and the General Partner shall operate their businesses in compliance with all applicable federal, state and local laws, rules, regulations, and ordinances. Each of Borrower, Centurion and the General Partner shall maintain their existence and good standing in each state where they operate or do any business. Each of Borrower, Centurion and the General Partner shall obtain, maintain and keep current, all consents, licenses, permits, authorizations, permissions and certificates which may be required or imposed by any governmental or quasi-governmental agency, authority or body which are required by applicable federal, state or local laws, regulations and ordinances.
     (p) Alterations. Without the prior written consent of Lender, Borrower shall not permit the following to occur: any material amendment to the loan documents evidencing the Senior Indebtedness, any increase in the maximum amount of the Senior Indebtedness, or any renewal or extension of the loan documents evidencing the Senior Indebtedness.
     10. Default.
     (a) For purposes of this Note, the following events shall constitute an “Event of Default”:
     (i) except for Accrued Interest Payments due during any period when Accrued Interest Payments are required to be made by Lender pursuant to Section 4(b), the failure of Borrower to make any payment required by this Note in full on or before the date such payment is due (or declared due pursuant to the terms of this Note), whether on or prior to the Maturity Date; or
     (ii) any financial statement, representation, warranty, or certificate made or furnished by or with respect to Borrower, Centurion or the General

Partner contained in this Note or any other Loan Document or made in connection herewith or therewith, shall be materially false, incorrect, or incomplete when made; or
     (iii) Borrower, Centurion or the General Partner shall fail to perform or observe any covenant or agreement contained in this Note or any other Loan Document that is not separately listed in this Section 10(a) as an Event of Default, and the same remains unremedied for ten (10) days after written notice of such failure is given by Lender to Borrower; or
     (iv) any “event of default” or “default” occurs under any Loan Document other than this Note and the same remains unremedied for ten (10) days after written notice is given by Lender to Borrower; or
     (v) the entry of a decree or order for relief by a court having jurisdiction in respect of Borrower, Centurion or the General Partner in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, which is not vacated or dismissed within thirty (30) days, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower, Centurion or the General Partner for any substantial part of their property, or ordering the winding up or liquidation of such person’s affairs; or
     (vi) the commencement by Borrower, Centurion or the General Partner of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment to or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower, Centurion or the General Partner for any substantial part of their respective properties, or the making by Borrower, Centurion or the General Partner of any assignment for the benefit of creditors, or the admission by Borrower, Centurion or the General Partner in writing of its inability to pay its debts generally as they become due; or
     (vii) the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of Borrower, Centurion or the General Partner’s assets or of any part of any property in a proceeding brought against or initiated by Borrower, Centurion or the General Partner; or
     (viii) if Borrower, Centurion or the General Partner are liquidated or dissolved or winds up their affairs, or the sale or liquidation of all or substantially all of the assets of Borrower, Centurion or the General Partner; or

     (ix) except as otherwise permitted herein, Centurion or the General Partner assigns transfers, or conveys any partnership interest, capital stock, or other equity interest in any partnership, corporation, limited liability company, or other entity, the equity interests of which are pledged under the Pledge Agreement without the prior written consent of Lender; or
     (x) any “default” or “event of default” not cured within the grace period, if any, for such default or event of default, shall occur under (A) the Senior Indebtedness or any credit agreement, loan agreement, promissory note, or other document evidencing indebtedness for borrowed money incurred by Borrower, Centurion or the General Partner or (B) any subordination agreement, security agreement, pledge agreement, guaranty, deed of trust, or other agreement providing security or collateral for indebtedness, executed by Borrower, Centurion or the General Partner, or (C) any joint venture agreement, revenue or profits sharing or participation agreement, partnership agreement, shareholders agreement, securities purchase agreement or any other agreement governing to which Borrower, Centurion or the General Partner is a party, if Lender or any of its affiliates is also a party to such agreement (the terms “default” and “event of default” having the meaning given to such terms in any of the agreements described above).
     (b) Upon the occurrence of an Event of Default described in subsection (a)(v), (vi) or (vii) above, all obligations under this Note and the other Loan Documents shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower, Centurion and the General Partner. During the continuance of any other Event of Default, then and in every such case Lender may do any or all of the following: (i) declare the principal of this Note together with all accrued and unpaid interest on the unpaid principal balance, and Loan Expenses and other amounts due to Lender under this Note or the other Loan Documents, to be due and payable immediately, and the same shall become and be due and payable, without notices, demands for payment, presentations for payment, notices of payment default, notices of intention to accelerate maturity, protest and notice of protest, and any other notices of any kind, all of which are expressly waived by Borrower, Centurion and the General Partner and any and all sureties, guarantors and endorsers of this Note, (ii) exercise any its rights under any of the Loan Documents, and/or (iii) exercise all other rights and remedies available to Lender at law and at equity, including, without limitation, such rights existing under the Uniform Commercial Code. No delay on the part of Lender in exercising any power under this Note shall operate as a waiver of such power or right nor shall any single or partial exercise of any power or right preclude further exercise of that power or right.
     (c) If this Note is placed in the hands of an attorney for collection after an Event of Default or failure to pay under this Note, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower, Centurion and the General Partner, and all endorsers, sureties and guarantors of this Note, jointly and severally, agree to pay reasonable attorneys’ fees and collection costs to Lender in addition to the principal and interest payable under this Note.
     11. Usury Laws.
     (a) Notwithstanding anything to the contrary contained in this Note or any other Loan Document, (i) this Note shall never bear interest in excess of the Highest Lawful Rate, and (ii) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate by the foregoing clause (i) or by reference to the Highest Lawful Rate in the definitions of Base Rate and Default Rate, then this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued on this Note equals (but does not exceed) the total amount of interest which would have accrued on this Note, had there been no Highest Lawful Rate applicable to this Note.
     (b) It is the intention of the parties hereto that all aspects of this Note and the other Loan Documents, and the transactions contemplated hereby and thereby, comply with all laws, including, specifically, any applicable usury laws. In furtherance thereof, Borrower, Centurion, the General Partner and Lender stipulate and agree that none of the terms and provisions contained in this Note or the other Loan Documents shall ever be construed to create a contract to pay for the use, forbearance, or detention of money, or interest, in excess of the maximum amount of interest permitted to be charged by applicable law in effect from time to time. Neither Borrower nor Centurion nor the General Partner nor any present or future guarantors, endorsers, or other persons or entities hereafter becoming liable for payment of Borrower’s obligations hereunder and under the other Loan Documents shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this Section 11 shall control over all other provisions of the Loan Documents that may be in conflict or apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If (i) the maturity of this Note is accelerated for any reason, (ii) this Note is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (iii) Lender or any other holder of this Note shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest hereon to an amount in excess of that permitted to be charged by applicable law, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of this Note or, at Lender’s or such holder’s option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Lender and Borrower (and any other payors of this Note) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of this Note in accordance with the amounts outstanding from time to time hereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for that day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code. As used in this section the term “applicable law” means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.
     12. Indemnity; Release. Each of Borrower, Centurion and the General Partner, jointly and severally, agrees to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable, documented fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever, now existing (in this section, collectively called “Liabilities and Costs”) to the extent actually imposed on, incurred by, or asserted against Lender in its capacity as lender hereunder growing out of, resulting from or in any other way associated with (a) this Note and the other Loan Documents or any of the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein, (b) any claim that the loan evidenced hereby is contractually usurious, and (c) any use, handling, storage, transportation, or disposal of hazardous or toxic materials on or about any Property or any part thereof or any real properties owned, managed or operated by Borrower, Centurion or the General Partner.
THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED IN WHOLE OR IN PART UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER;
provided only that Lender shall not be entitled under this section to receive indemnification for that portion, if any, of any Liabilities and Costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any person (including Borrower, Centurion and the General Partner) ever alleges such gross negligence or willful misconduct by Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section, the term “Lender” shall refer not only to the person designated as such in this Note but also to each partner, director, officer, attorney, employee, representative and affiliate of such person.
     13. Mutual Understanding. Each of Borrower, Centurion and the General Partner represents and warrants to Lender that it and its principals have read and fully understands the terms and provisions hereof, has had an opportunity to review this Note with legal counsel and has executed this Note based on its own judgment and advice of counsel. If an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by Borrower, Centurion, the General Partner and Lender and no presumption or burden of proof will arise favoring or disfavoring any party because of authorship of any provision of this Note.
     14. Further Assurances. Each of Borrower, Centurion and the General Partner, at Borrower’s expense, will promptly execute and deliver to Lender on Lender’s request, all such other and further documents, agreements and instruments, and shall deliver all such supplementary information, in compliance with or accomplishment of the agreements of Borrower, Centurion and the General Partner under this Note and the other Loan Documents.
     15. Cumulative Remedies. Each of Borrower, Centurion and the General Partner hereby agree that all rights and remedies that Lender is afforded by reason of this Note are separate and cumulative with respect to Borrower and the General Partner and otherwise and may be pursued separately, successively, or concurrently, as Lender deems advisable. In addition, all such rights and remedies are non-exclusive and shall in no way limit or prejudice Lender’s ability to pursue any other legal or equitable rights or remedies that may be available to Lender.
     16. Notice. All notices and other communications under this Note will be in writing and will be mailed by registered or certified mail, postage prepaid, sent by facsimile, delivered personally by hand, or delivered by nationally recognized overnight delivery service addressed to Borrower, Centurion and the General Partner at 3901 Airport Freeway, Suite 200, Bedford, Texas 76021, Facsimile No. Facsimile No. (817) 391-2501 or, with respect to Lender, to Lender at 1702 N. Collins Boulevard, Suite 100, Richardson, Texas 75080, Facsimile No. (469) 916-0695 or with respect to any party, to such other address as a party may have delivered to the other parties for purposes of notice. Each notice or other communication will be treated as effective and as having been given and received (a) if sent by mail, at the earlier of its receipt or three (3) business days after such notice or other communication has been deposited in a regularly maintained receptacle for deposit of United States mail, (b) if sent by facsimile, upon confirmation of facsimile transfer, (c) if delivered personally by hand, upon written confirmation of delivery from the person delivering such notice or other communication, or (d) if sent by nationally recognized overnight delivery service, upon written confirmation of delivery from such service.
     17. Enforcement and Waiver by Lender. Lender shall have the right at all times to enforce the provisions of this Note and the other Loan Documents in strict accordance with their respective terms, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom or in any way or manner modified or waived the same. All rights and remedies of Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.
     18. CHOICE OF LAW; JURISDICTION; VENUE. EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF SECURITY INTERESTS OR

REMEDIES IN RESPECT OF ANY PARTICULAR COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS, THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS. JURISDICTION FOR ALL MATTERS ARISING OUT OF THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN DALLAS COUNTY, TEXAS, AND EACH OF BORROWER, CENTURION AND THE GENERAL PARTNER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF SUCH STATE AND FEDERAL COURTS AND AGREES AND CONSENTS NOT TO ASSERT IN ANY PROCEEDING, THAT ANY SUCH PROCESS IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREES TO A TRANSFER OF SUCH PROCEEDING TO THE COURTS SITTING IN DALLAS COUNTY, TEXAS.
     19. Counterparts. This Note and each other Loan Document may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.
     20. Severability. If any provision of this Note or any other Loan Document shall be held invalid under any applicable laws, then all other terms and provisions of this Note and the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.
     21. Amendments; Waivers. No amendment or waiver of any provision of this Note nor consent to any departure herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and the affected person, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     22. Binding Effect; Assignment. This Note and the other Loan Documents shall be binding on Borrower, Centurion and the General Partner and their respective administrators, other legal representatives, successors, heirs and assigns, including, without limitation, any receiver, trustee or debtor in possession of or for Borrower, Centurion or the General Partner, and shall inure to the benefit of Lender and its successors and assigns. Neither Borrower nor Centurion nor the General Partner shall be entitled to transfer or assign this Note and the other Loan Documents in whole or in part without the prior written consent of Lender. This Note and the other Loan Documents are freely assignable and transferable by Lender without the consent of Borrower, Centurion, the General Partner or any of its affiliates. Should the status, composition, structure or name of Borrower, Centurion or the General Partner change, this Note shall continue and also cover Borrower, Centurion or the General Partner under the new status composition, structure or name according to the terms of this Note.
     23. Captions. The captions in this Note are for the convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     24. Number of Gender of Words. Except where the context indicates otherwise, words in the singular number will include the plural and words in the masculine gender will include the feminine and neutral, and vice versa, when they should so apply.
     25. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF BORROWER, CENTURION AND THE GENERAL PARTNER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR ASSOCIATED HEREWITH OR THEREWITH, BEFORE OR AFTER MATURITY OF THIS NOTE; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES”, AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF LENDER OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.
     26. ENTIRE AGREEMENT. THIS NOTE AND THE OTHER LOAN DOCUMENTS TOGETHER CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF, AND ALL PRIOR DISCUSSIONS, AGREEMENTS AND STATEMENTS, WHETHER ORAL OR WRITTEN, ARE MERGED INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES AND THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
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     This Note has been executed by Borrower, Centurion, the General Partner and Lender on this the 18th day of August, 2006, effective for all purposes as of the Effective Date.

BORROWER:	MIDLOTHIAN LONGBRANCH, L.P. a Texas limited partnership

By: Pars Investments, Inc. Its: General Partner

By: /s/ Mehrdad Moayedi
Name: Mehrdad Moayedi Its: President
GENERAL PARTNER:
Pars Investments, Inc., a Texas corporation acting in its own capacity, hereby (i) agrees with and accepts all of the terms and conditions of this Note which are applicable to the General Partner (as such term is defined in this Note), and (ii) makes the representations, warranties, covenants and agreements in this Note which are, by their terms, applicable to General Partner.

PARS INVESTMENTS, INC. a Texas corporation

By: /s/ Mehrdad Moayedi
Name: Mehrdad Moayedi Its: President
CENTURION:
Centurion Acquisitions, L.P., a Texas limited partnership acting in its own capacity, hereby (i) agrees with and accepts all of the terms and conditions of this Note which are applicable to Centurion (as such term is defined in this Note), and (ii) makes the representations, warranties, covenants and agreements in this Note which are, by their terms, applicable to Centurion.

CENTURION ACQUISITIONS, L.P. a Texas limited partnership

By: Pars Investments, Inc. Its: General Partner

By: /s/ Mehrdad Moayedi
Name: Mehrdad Moayedi
Its: President

LENDER:	UNITED DEVELOPMENT FUNDING III, L.P.,
a Delaware limited partnership

By: UMTH Land Development, L.P. Its: General Partner

By: UMT Services Inc.

By: /s/ Ben Wissink
Name: Ben Wissink
Its: Vice President